UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

Williams Partners L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32599	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center Tulsa, Oklahoma		74172-0172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (918) 573-2000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Entry into Commitment Increase and First Amendment Agreement

On September 25, 2012, Williams Partners L.P. (“WPZ”) increased its Aggregate Commitments (as defined in the Credit Agreement referred to herein) by $400 million (the “Incremental Commitments”) under the terms of the Credit Agreement (as defined below). Portions of the Incremental Commitments are increased commitments from existing lenders under the Credit Agreement referred to below. The remainder of the Incremental Commitments are new commitments from a financial institution that became a lender under the Credit Agreement pursuant to the First Amendment referred to below. Capitalized terms used herein and not otherwise defined have the meaning given to them in the Credit Agreement, dated as of June 3, 2011 (as amended, modified and supplemented pursuant to the First Amendment referred to below, the “Credit Agreement”), among WPZ, Northwest Pipeline GP (“Northwest”) and Transcontinental Gas Pipe Line Company, LLC (“Transco” and, together with WPZ and Northwest, collectively the “Borrowers” or each a “Borrower”), the lenders named therein and Citibank, N.A. (“Citi”), as administrative agent. After giving effect to the First Amendment referred to below, the Borrowers may borrow up to $2.4 billion under the Credit Agreement.

On September 25, 2012, the Borrowers entered into a Commitment Increase and First Amendment Agreement (the “First Amendment”), with Citi, as administrative agent, the Issuing Banks, and the lenders named therein, to effectuate the Incremental Commitments and to amend the Credit Agreement to provide that WPZ may request an increase in the commitments of up to an additional $400 million by commitments from either new lenders or increased commitments from existing lenders in an amount such that the aggregate commitments under the Credit Agreement do not exceed $2.8 billion.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The First Amendment is filed as an exhibit to this Current Report on Form 8-K to provide investors with the information regarding its terms. It is not intended to provide any other factual information about WPZ, Transco, Northwest or the other parties to the agreement or any of their respective subsidiaries or affiliates.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 25, 2012, WPZ, Northwest and Transco entered into the First Amendment as described under Item 1.01 above. The description of the First Amendment under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 10.1	Commitment Increase and First Amendment Agreement, dated as of September 25, 2012, by and among Williams Partners L.P., Northwest Pipeline GP and Transcontinental Gas Pipe Line Company, LLC, as co-borrowers, the lenders named therein, the Issuing Banks, and Citibank N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

	By:	Williams Partners GP LLC,
its General Partner

Date: September 27, 2012	By:	/s/ Lorna R. Simms
Lorna R. Simms
Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Commitment Increase and First Amendment Agreement, dated as of September 25, 2012, by and among Williams Partners L.P., Northwest Pipeline GP and Transcontinental Gas Pipe Line Company, LLC, as co-borrowers, the lenders named therein, the Issuing Banks, and Citibank N.A., as administrative agent.